SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) July 15, 1998

                             Mercury Finance Company
               (Exact name of registrant as specified in charter)


          Delaware                   1-10176               36-3627010
(State of other jurisdiction       (Commission            (IRS Employer
   of incorporation)               File Number)        Identification No.)



100 Field Drive, Lake Forest, Illinois                        60045
(Address of principal executive offices)                    (Zip Code)



Registrant's telephone number, including area code (847) 295-8600





                              N/A
   (Former name or former address, if changed since last report)



Item 3.   Bankruptcy or Receivership.

     On July 15, 1998, Mercury Finance Company, a Delaware corporation ("Mercury"), filed a voluntary petition for relief in connection with its Plan of Reorganization under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Northern District of Illinois, which has been assigned to the Honorable Erwin I. Katz, U.S. Bankruptcy Judge, Case Number 21816 (the "Voluntary Case"). The filing and Plan of Reorganization conform to the terms agreed upon between Mercury and substantially all of its lenders as announced on May 15, 1998. The previously announced involuntary case, Case No. 98-20763, which was filed on July 6, 1998 by several litigants in Mercury's pending securities lawsuits and for which no order for relief was granted, was consolidated with the Voluntary Case. The Voluntary Case shall proceed under Case No. 98-20763.

     On July 15, 1998, Mercury issued a press release with respect to the filing of the Voluntary Case. A copy of the press release is attached hereto as
Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

     Mercury continues to operate its business as a debtor-in-possession under the Bankruptcy Code.


Item 7.   Financial Statements and Exhibits.
     (c)  Exhibits.

          Exhibit No.    Description of Document

          99.1           Press release dated July 15, 1998 issued by Mercury.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                              Mercury Finance Company


Date:  July 22, 1998          By:  /s/  William A. Brandt Jr.
                                   ----------------------------
                                        William A. Brandt Jr.
                              Its:      President/Chief Executive Officer